UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No. )

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ALERE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following information was first made available to employees beginning on February 11, 2016.

ALERE CONFIDENTIAL
2.11.2016

Alere Employee FAQ

1.	What did we announce?
●	On February 1, 2016, we announced that we are being acquired by Abbott.
●	This is a big step forward for our Company, and it has only been made possible by your relentless focus and dedication to Alere.
●	Upon completion of the transaction, Alere will become a subsidiary of Abbott.
●	How this business will operate post-close will be determined by the transition plans that will be developed.

2.	Who is Abbott?
●	Abbott is an ideal partner for Alere.
●	Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare, with a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals.
●	Abbott serves people in more than 150 countries and employs approximately 74,000 employees globally. Abbott had sales of $20.4 billion in 2015.
●	Abbott has been one of the world’s most successful companies for more than 125 years because it has continually adapted to the changing world around it – advancing practices in healthcare, nutrition, science and business to deliver new solutions that make people heathier.
●	With a more than 60-year history in diagnostics, Abbott currently offers a broad range of innovative diagnostics instrument systems and solutions for hospitals, reference labs, molecular labs, blood banks, physician offices and clinics.
●	Their diagnostics business operates in over 100 countries serving more than 22,000 customers. Abbott’s worldwide diagnostics sales were $4.5 billion in 2015, including $473 million from its point of care business.

3.	Why are we being acquired by Abbott?
●	First of all, being acquired by a leading healthcare company like Abbott is a huge compliment to everyone at Alere.
●	Like all of us, Abbott clearly sees the value that Alere’s point of care products can bring to healthcare. They also see how strong the company has become thanks to the hard work of our employees around the world.
●	By combining our unmatched point of care diagnostic technology with Abbott’s scale and capabilities, the combined company will be well positioned to access and accelerate growth and operate in the full spectrum of the $50 billion global diagnostics market.
●	Moving forward, Alere’s complementary portfolio of products will provide access to new channels and geographies, including entry into fast-growing outlets, such as doctors’ offices, clinics, pharmacies and at-home testing.
●	We are excited to join forces with Abbott and are confident that our shared dedication to operational excellence and innovation will make this an ideal fit.

4.	What does this mean for employees? How will I be affected?
●	As it is early in the process, there are still a lot of details for us to work through.
●	We are establishing an integration team that will develop a detailed and thoughtful plan to make the post-closing integration as efficient as possible. Abbott will also form an integration team. The teams will work together to guide the transition activities.
●	Until the close of the transaction, which we expect to happen by the end of 2016, Alere and Abbott will continue to operate as two separate companies and it remains business as usual here at Alere.

ALERE CONFIDENTIAL
2.11.2016

●	That means each of us has a responsibility to stay focused on our business objectives and day-to-day responsibilities so that we can continue to provide the exceptional products and services that our customers have come to expect from us.
●	We recognize that you may have many questions regarding what this transaction means for you and we are committed to keeping you informed.
●	Along with Abbott, we are committed to making this process as smooth as possible for employees.
●	Following the close of the transaction, Alere will be a subsidiary of Abbott, and accordingly, Alere employees will be employees of Abbott.
●	Employees will continue to receive pay and benefits from Alere until the close of the transaction.
●	Abbott has committed to maintain base pay and annual cash bonus opportunities that are at least as favorable as what was in effect prior to the close for Alere employees through 2017.

5.	What decisions have been made about the future organizational structure, locations, products and R&D investment for the combined business?
●	As it is early in the process, there are still a lot of details for us to work through.
●	Teams from Abbott and Alere will begin working together to plan for the transition of the business into Abbott. The teams will work to understand the business, as well as the opportunities to leverage strengths and capabilities of the combined business. As decisions are made, we will share them with you.
●	The teams will develop a detailed and thoughtful plan to make the post-closing integration as efficient as possible.

6.	Will there be layoffs? How many positions?
●	While it is early in this process and there are many decisions still to be made, joining with Abbott is about diversification and growth.
●	Teams from Abbott and Alere have begun working together to plan for the transition of the business into Abbott. The teams will work to understand the business, as well as the opportunities to leverage strengths and capabilities of the combined business. As decisions are made, we will share them with you.
●	The teams will develop a detailed and thoughtful plan to make the post-closing integration as efficient as possible.
●	Both Abbott and Alere, like any successful company, continually assess staffing levels and make appropriate business decisions based on workforce and operational efficiencies. Integration teams, along with management from both companies, will work to ensure we have the right resources in the right places. In the event of any future restructuring actions, information will be shared appropriately as soon as we can.
●	Together with Abbott, we will have a number of key competitive advantages that we believe will drive significant benefits for employees and foster our growth and success.
●	It is important to remember that until the transaction closes, which we expect to happen by the end of 2016, Alere and Abbott will continue to operate as two separate companies and it remains business as usual.
●	That means each of us has a responsibility to stay focused on our business objectives and day-to-day responsibilities so that we can continue to provide the exceptional products and services that our customers have come to expect from us.
●	We recognize that you may have many questions regarding what this transaction means for you and we are committed to keeping you informed.

7.	Will this affect my compensation and benefits?
●	We do not anticipate any changes to your current compensation or benefits. You will continue to receive pay and benefits from Alere until the close of the transaction.
●	Abbott has committed to maintain base pay and annual cash bonus opportunities that are at least as favorable as what were in effect prior to the close for Alere employees through 2017.

ALERE CONFIDENTIAL
2.11.2016

●	Through 2017, Abbott has also committed to provide employee benefits that are substantially comparable in the aggregate to those in effect immediately prior to close for Alere employees, other than base salary and wages, annual bonus and long-term incentive opportunities, severance benefits and employee stock purchase plan benefits.

8.	What happens to our Employee Stock Purchase Plan (ESPP)?
●	Any contributions made to Alere’s employee stock purchase plan during the current offering period will be used to purchase shares of Alere common stock in accordance with the plan. After the current offering period ends, there will be no additional offering periods prior to close.

9.	Will there be severance for anyone who is impacted?
●	Through 2017, Abbott has committed to providing severance that is no less favorable than an Alere employee would have received on January 30, 2016.

10.	Is there a restriction on hiring Abbott employees?
●	We will provide guidance regarding the potential hiring of Abbott employees prior to close. We expect the guidance to be finalized in the next few days.

11.	What does it mean that Alere will be a subsidiary of Abbott following close?
●	A subsidiary is a legal entity structure that arises due to the nature of the transaction. Following close, Alere will be a subsidiary of Abbott. How this business will operate post-close will be determined by the transition plans that will be developed.

12.	What does this mean for our customers?
●	It is important to reinforce to customers that until the transaction closes, which we expect to happen by the end of 2016, Alere and Abbott will continue to operate as two separate companies and it remains business as usual.
●	We have great respect for Abbott’s exceptional team and high quality operations, and look forward to joining with them as we continue to innovate and create breakthrough, cost-effective diagnostic solutions.
●	By combining our unmatched point of care diagnostic technology with Abbott’s scale and capabilities, the combined company will be well positioned to accelerate growth and continue improving decision-making and patient care across the spectrum of healthcare.
●	We are truly excited for the new opportunities this transaction presents for Alere, our employees and our customers, and we hope you share in our excitement.

13.	What happens next?
●	Until the transaction closes, which we expect to happen by the end of 2016, Alere and Abbott will continue to operate as two separate companies and it remains business as usual.
●	That means each of us has a responsibility to stay focused on our business objectives and day-to-day responsibilities so that we can continue to provide the exceptional products and services that our customers have come to expect from us.
●	Teams from Abbott and Alere will begin working together to plan for the transition of the Alere business into Abbott. More details will follow once the teams have developed their plans.
●	Employees should wait for direction from the integration teams before planning any transition activities.
●	Employees should not contact Abbott employees independent of the integration planning process.
●	We recognize that you may have many questions regarding what this transaction means for you and we are committed to keeping you informed.

14.	What is the likelihood of the transaction closing? Is it possible that this transaction will not close?
●	The transaction closing is subject to our shareholder vote and customary regulatory approvals. We expect the transaction to close by the end of 2016.

ALERE CONFIDENTIAL
2.11.2016

15.	What are the plans to integrate the two companies?
●	Teams from Abbott and Alere will begin working together to plan for the transition of the business into Abbott. The teams will work to understand the business, as well as the opportunities to leverage strengths and capabilities of the combined business. As decisions are made, we will share them with you.
●	The teams will develop a detailed and thoughtful plan to make the post-closing integration as efficient as possible.
●	It is still early in this process, but we will continue to update you regularly with additional information as we move forward.

16.	How will Alere be integrated into Abbott? Will we still be known as “Alere”?
●	Upon completion of the transaction, Alere will become a subsidiary of Abbott.
●	A subsidiary is a legal entity structure that arises due to the nature of the transaction. Following close, Alere will be a subsidiary of Abbott. How this business will operate post-close will be determined by the transition plans that will be developed.
●	Teams from Abbott and Alere will begin working together to plan for the transition of the business into Abbott. Both companies need to better understand each other’s businesses in order to effectively make recommendations. We are early in the process. We will provide updates as decisions are made.

17.	What will the impact be to our plans and the Strategic Imperatives for 2016?
●	The short answer is that it is business as usual until the transaction closes, which we expect to happen by the end of 2016. Until the closing is completed, Alere and Abbott will continue to operate as two separate companies and it remains business as usual.
●	That means each of us has a responsibility to stay focused on our business objectives and day-to-day responsibilities so that we can continue to provide the exceptional products and services that our customers have come to expect from us.

18.	How will this impact our R&D and plans for innovation?
●	As it is early in the process, there are still a lot of details for us to work through.
●	However, one of the things that Abbott found attractive in Alere was our strength in innovation and we need to continue to push our pipeline forward, just as we would always do.
●	Teams from Abbott and Alere will begin working together to plan for the transition of the business into Abbott. The teams will work to understand the business, as well as the opportunities to leverage strengths and capabilities of the combined business. As decisions are made, we will share them with you

19.	How will this impact our sales organizations and our distributor partnerships?
●	As it is early in the process, there are still a lot of details for us to work through.
●	Teams from Abbott and Alere will begin working together to plan for the transition of the business into Abbott. The teams will work to understand the business, as well as the opportunities to leverage strengths and capabilities of the combined business as decisions are made, we will share them with you.
●	It is important to reinforce to our external partners that until the transaction closes, which we expect to happen by the end of 2016, Alere and Abbott will continue to operate as two separate companies and it remains business as usual.

20.	What do our corporate partners think about Alere being acquired by Abbott?
●	We are truly excited for the new opportunities this transaction presents for Alere, our employees and our customers, and hope they share in our excitement.
●	We have great respect for Abbott’s exceptional team and high quality operations, and look forward to joining with them as we continue to innovate and create breakthrough, cost-effective diagnostic solutions.

ALERE CONFIDENTIAL
2.11.2016

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Alere by Abbott. In connection with the proposed acquisition, Alere intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Alere’s proxy statement in preliminary and definitive form. Stockholders of Alere are urged to read all relevant documents filed with the SEC, including Alere’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Alere at http://www.alere.com/en/home/investor-relations/sec-filings-and-financials.html or by directing a request to Juliet Cunningham, Vice President, Alere Investor Relations at 858-805-2232 or ir@alere.com.

Participants in the Solicitation

Alere and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Alere in favor of the proposed transaction.  Information about Alere’s directors and executive officers is set forth in Alere’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on June 12, 2015, and its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014, which was filed with the SEC on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015. Information concerning the interests of Alere's participants in the solicitation, which may, in some cases, be different than those of Alere's stockholders generally, is set forth in the materials filed by Alere with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements, including, (i) the risk that the proposed merger with Abbott may not be completed; (ii) the failure to receive the required approval of the proposed merger by Alere’s stockholders; (iii) the failure to receive any required regulatory approvals for the proposed merger or any conditions placed on such approvals; and (iv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 (as filed with the Securities and Exchange Commission on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015) and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Important Note:

●	Abbott is fully aware that the local reorganizations and transfers require, where applicable, consultation with the appropriate employee representatives. Abbott is fully committed to adhering to these obligations. Regarding those countries where such consultation is required, the employee-related information in this document is therefore subject to such consultations and reflects the plans intended by Abbott, but not a final decision. The purpose of this information is to familiarize the employees and employee representatives concerned with our plans, but not to preempt any consultations.

All preceding statements are subject to and shall not be considered as modifying the terms of Abbott’s plans and programs. Alere and Abbott reserve the right to amend or cancel benefits, plans and programs at any time. The benefits and programs described herein are subject to the anticipated successful transaction wherein Alere becomes part of Abbott. This material is not a statement of contractual rights and is not intended to give rise to any right of employment, continued employment or benefits. Nothing in this material alters the at-will employment relationship between Abbott and its employees.